David P. Roy
IntraLinks
Investor Relations
212-342-7690
droy@intralinks.com

Radley Moss
IntraLinks
Public Relations
212-543-7717
rmoss@intralinks.com

IntraLinks Announces Second Quarter Financial Results

NEW YORK, NY – September 1, 2010 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its second quarter ended June 30, 2010.

Financial highlights for the second quarter include:

-	Record quarterly revenue of $44.4 million, up 35% year-over-year
-	Record quarterly Enterprise revenue of $19.7 million, up 59% year-over-year
-	Record Non-GAAP adjusted EBITDA* of $14.2 million, a 32% non-GAAP adjusted EBITDA margin*
-	GAAP net loss narrows to $3.9 million
-	Non-GAAP net income* increases 28% year-over-year to $1.9 million

“The record quarterly revenue and strong year-over-year growth illustrate the growing demand from our large and loyal customer base to transform their critical business processes with IntraLinks’ cloud-based platform,” said Andrew Damico, president and CEO, IntraLinks. “We are particularly pleased that our Enterprise revenue continued to increase at such a rapid rate as this is the largest principal market of the multi-billion dollar market opportunity that IntraLinks is addressing.  Equally important, we believe that our three major principal markets – Enterprise, Mergers & Acquisitions and Debt Capital Markets - are poised to deliver positive year-over-year growth in the second half of 2010.”

“The company’s strong second quarter revenue performance, combined with the scalability of our business model, drove record quarterly adjusted EBITDA and an adjusted EBITDA margin of 32%,” said Anthony Plesner, CFO, IntraLinks. “The successful completion of our initial public offering in August allowed us to significantly reduce the company’s outstanding debt. We are well positioned to execute against our long-term growth objectives based on our expectation for continued strong adjusted EBITDA and declining interest expense.”

Second Quarter 2010 Summary:

Total second quarter revenue was $44.4 million, an increase of 35% on a year-over-year basis. Enterprise revenue was $19.7 million, up 59%; Mergers and Acquisitions (M&A) revenue was $16.2 million, up 38%; and Debt Capital Markets (DCM) revenue was $8.5 million, down 4%.

Non-GAAP adjusted EBITDA* was $14.2 million, representing a non-GAAP adjusted EBITDA margin of 32% and an increase of 26% compared to $11.3 million in the year ago period.

GAAP net loss for the second quarter was $3.9 million, compared to a $5.1 million GAAP net loss in the same quarter a year ago. Basic and diluted GAAP net loss per share in the second quarter was $1.78, compared with a basic and diluted GAAP net loss per share of $3.30 the same quarter a year ago. Per share amounts are magnified by the low pre-IPO (initial public offering) weighted average shares outstanding of 2.2 million used in the calculation this year, and 1.5 million used in the calculation a year ago. Following the company’s IPO of 11.0 million shares on August 6, 2010 and the conversion of all outstanding shares of preferred stock to 35.1 million shares of common stock, the company had 49.3 million shares outstanding as of August 31, 2010.

The company generated non-GAAP net income of $1.9 million for the second quarter 2010, an increase of 28% over the prior year.

Deferred revenue on the balance sheet as of June 30, 2010, was $31.5 million, an increase of 30% on a year-over-year basis. Deferred revenue represents the billed but unearned portion of existing contracts for services to be provided.  Deferred revenue does not include future potential revenue represented by the unbilled portion of existing commitments of our customers.

Business Outlook:

Based on information available as of September 1, 2010, IntraLinks is issuing guidance for the third quarter and full year 2010 as follows:

Revenue for the company’s third quarter is projected to be in the approximate range of $45 million to $47 million, representing 35% year-over-year growth at the midpoint.  Revenue for the company’s full 2010 fiscal year is projected to be in the approximate range of $175 million to $179 million, representing 26% year-over-year growth at the midpoint.

Non-GAAP adjusted EBITDA* for the company’s third quarter is projected to be in the approximate range of $14.0 million to $16.0 million, representing 39% year-over-year growth and a margin of 33% at the midpoint. Non-GAAP adjusted EBITDA for the company’s full 2010 fiscal year is projected to be in the approximate range of $55.0 million to $59.0 million, representing 22% year-over-year growth and a margin of 32% at the midpoint.

Quarterly Conference Call

IntraLinks will host a conference call today at 9:00 a.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook for the third quarter and fiscal year 2010, which may include guidance supplemental to the above.  To access this call, dial 866-440-1940 (domestic) or 706-758-9574 (international), followed by conference ID # 96720537.  This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

Following the conference call, a replay will be available until September 8, 2010, at 800-642-1687 (domestic) or 706-645-9291 (international) and can be accessed with conference ID # 96720537.  An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1,000,000 professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. IntraLinks counts 800 of the Fortune 1000 as users. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

*Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income (loss), non-GAAP adjusted EBITDA, and non-GAAP adjusted EBITDA margin. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income (loss) represents GAAP net income (loss) adjusted for stock-based compensation expense and amortization of intangible assets.  Adjusted EBITDA represents net income (loss) adjusted for (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs and (7) other (income) expense. Items (1) through (7) are excluded from net income (loss) internally when evaluating our operating performance. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Management believes that non-GAAP net income, adjusted EBITDA, and adjusted EBITDA margin, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating our operating performance. Additionally, management believes that non-GAAP net income, adjusted EBITDA and adjusted EBITDA margin provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap, both of which are related to our long-term debt. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP net income, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as an alternative to net loss as an indicator of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in this press release. Reconciliation of projected ranges for non-GAAP adjusted EBITDA for the third quarter and full year 2010 to the comparable GAAP financial measure is unavailable, as it is impractical at this time to project or estimate certain items expected to be included in GAAP net income (loss) for those periods.

###

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy.   Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 (Registration No. 333-165991), which was declared effective by the Securities and Exchange Commission on August 5, 2010, and subsequent filings with the SEC.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

INTRALINKS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and per Share Data)

	June 30,	December 31,
	2010	2009
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$15,931	$30,481
Restricted cash	87	87
Accounts receivable, net of allowances of $2,392 and $2,470, respectively	32,064	25,898
Investments	5,218	3,414
Deferred taxes	6,979	6,979
Prepaid expenses and other current assets	8,960	6,355
Total current assets	69,239	73,214

Fixed assets, net	10,286	7,064
Capitalized software, net	24,099	20,734
Goodwill	215,478	215,478
Other intangibles, net	175,178	189,604
Other assets	2,473	3,247
Total assets	$496,753	$509,341

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$8,721	$8,870
Accrued expenses and other current liabilities	14,066	21,958
Deferred revenue	31,467	26,795
Total current liabilities	54,254	57,623
Long term debt	293,171	290,513
Deferred taxes	38,268	42,719
Other long term liabilities	4,057	4,040
Total liabilities	389,750	394,895
Commitments and contingencies
Redeemable convertible preferred stock:
Series A $0.001 par value, 36,000,000 shares authorized; 35,863,270 and 35,864,887 shares issued and outstanding (liquidation preference of $176,596 and $176,604) as of June 30, 2010 and December 31, 2009, respectively	176,617	176,478
Stockholders' deficit
Common stock, $0.001 par value; 41,000,000 shares authorized; 3,197,845 and 3,152,669 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	3	3
Additional paid-in capital	6,049	4,302
Accumulated deficit	(75,801)	(66,377)
Accumulated other comprehensive income	135	40
Total stockholders' deficit	(69,614)	(62,032)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$496,753	$509,341

INTRALINKS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue	$44,409	$32,863	$84,341	$67,486
Cost of revenue	11,555	12,692	23,031	26,849
Gross profit	32,854	20,171	61,310	40,637
Operating expenses:
Product development	4,461	2,890	8,743	6,016
Sales and marketing	19,106	13,806	38,126	27,943
General and administrative	7,595	5,196	13,142	9,541
Restructuring costs	-	245	-	293
Total operating expenses	31,162	22,137	60,011	43,793
Income (loss) from operations	1,692	(1,966)	1,299	(3,156)
Interest expense, net	7,109	7,025	14,136	14,025
Amortization of debt issuance costs	457	473	914	950
Other (income) expense	(361)	(1,461)	(286)	9,701
Net loss before income tax	(5,513)	(8,003)	(13,465)	(27,832)
Income tax benefit	(1,568)	(2,922)	(4,041)	(10,632)
Net loss	$(3,945)	$(5,081)	$(9,424)	$(17,200)

Net loss per common share - basic and diluted	$(1.78)	$(3.30)	$(4.42)	$(11.81)

Weighted average number of shares
used in calculating net loss per share -
basic and diluted	2,210,438	1,537,432	2,133,393	1,456,094

INTRALINKS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(unaudited)

	Six Months Ended June 30,
	2010	2009

Net loss	$(9,424)	$(17,200)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,607	5,886
Stock-based compensation expense	1,744	817
Amortization of intangible assets	14,426	20,503
Amortization of debt discount	78	78
Amortization of debt issuance cost	914	950
Provision for bad debts and customer credits	175	407
Gain on disposal of fixed assets	(28)	-
Change in deferred taxes	(4,450)	(6,660)
Gain on interest rate swap	(755)	4,599
Non-cash interest expense	3,255	5,538

Changes in operating assets and liabilities:
Restricted cash	-	362
Accounts receivable	(6,344)	(792)
Prepaid expenses and other current assets	(1,819)	(843)
Other assets	(19)	50
Accounts payable	(129)	(1,938)
Accrued expenses and other liabilities	(6,159)	(3,002)
Deferred revenue	5,013	(803)
Net cash provided by operating activities	4,085	7,952

Cash flows from investing activities:
Capital expenditures	(5,711)	(2,571)
Capitalized software development costs	(8,544)	(4,530)
Purchase of investments	(4,318)	-
Sale of investments	2,550	-
Net cash used in investing activities	(16,023)	(7,101)

Cash flows from financing activities:
Proceeds from exercise of stock options	138	1
Capital lease payments	(27)	(65)
Offering costs paid in connection with initial public offering	(881)	-
Repayments of long-term debt	(1,854)	(2,535)
Net cash used in financing activities	(2,624)	(2,599)

Effect of foreign exchange rate changes on cash and cash equivalents	12	(85)

Net decrease in cash and cash equivalents	(14,550)	(1,833)

Cash and cash equivalents at beginning of period	30,481	24,671

Cash and cash equivalents at end of period	$15,931	$22,838

INTRALINKS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of Non-GAAP adjusted EBITDA and Non-GAAP adjusted EBITDA margin:

Net loss	$(3,945)	$(5,081)	$(9,424)	$(17,200)
Interest expense, net	7,109	7,025	14,136	14,025
Income tax benefit	(1,568)	(2,922)	(4,041)	(10,632)
Depreciation and amortization	4,262	2,923	7,607	5,886
Amortization of intangible assets	7,208	9,976	14,426	20,503
Stock-based compensation expense	991	401	1,744	817
Amortization of debt issuance costs	457	473	914	950
Other (income) expense	(361)	(1,461)	(286)	9,701
Non-GAAP adjusted EBITDA	$14,153	$11,334	$25,076	$24,050

Non-GAAP adjusted EBITDA margin	31.9%	34.5%	29.7%	35.6%

Reconciliation of Non-GAAP income from operations:
Income (loss) from operations	$1,692	$(1,966)	$1,299	$(3,156)
Stock-based compensation expense	991	401	1,744	817
Amortization of intangible assets	7,208	9,976	14,426	20,503
Non-GAAP income from operations	$9,891	$8,411	$17,469	$18,164

Non-GAAP income from operations as a percentage of total revenue	22.3%	25.6%	20.7%	26.9%

Income (loss) from operations as a percentage of total revenue	3.8%	-6.0%	1.5%	-4.7%

Reconciliation of Non-GAAP net income (loss):
Net loss	$(3,945)	$(5,081)	$(9,424)	$(17,200)
Stock-based compensation expense	991	401	1,744	817
Amortization of intangible assets	7,208	9,976	14,426	20,503
Income tax adjustment*	(2,329)	(3,788)	(4,851)	(8,144)
Non-GAAP net income (loss)	$1,925	$1,508	$1,895	$(4,024)

*Income tax adjustment is used to adjust the GAAP income tax benefit to a non-GAAP income tax provision (benefit).
  For the three and six months ended June 30, 2010, we utilized an effective tax rate of 28.4% and 30.0%, respectively.
  For the three and six months ended June 30, 2009, we utilized an effective tax rate of 36.5% and 38.2%, respectively.